EXHIBIT 99.1

Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3093

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Announces Agreement

To Acquire Premier Devices, Inc.

Expects to Report Revenues of $120-$125 Million for Combined Company in Fiscal 2006

BROOMFIELD, Colo.—February 6, 2006—Sirenza Microdevices, Inc. (NASDAQ:SMDI) today announced a definitive agreement to acquire Premier Devices, Inc. (PDI) for a combination of common stock, cash and debt valued at approximately $72.1 million. PDI designs, manufactures and markets complementary RF components featuring technologies common to existing and planned Sirenza products. With this acquisition, Sirenza, a leader in the design and manufacture of RF component solutions for global, diversified end markets, will expand both the depth and breadth of its products, extend its design and manufacturing capabilities into Asia and Europe and continue its strategic mission to diversify and expand its end markets and applications.

The transaction has been approved by each company’s board of directors and the shareholders of PDI and is expected to close early in the second quarter of 2006, subject to customary closing conditions. For the combined company, Sirenza currently expects to report full year net revenues of approximately $120-$125 million not including any PDI revenue recognized prior to the anticipated closing of the transaction early in the second quarter.

For the fiscal year ended December 31, 2005, PDI’s unaudited financial results included net revenue of approximately $45 million and net income of approximately $4.8 million. Sirenza expects the acquisition to be accretive to its second quarter and fiscal year 2006 earnings on a pro forma(1) basis. Sirenza also expects the combined company’s net cash flow from operations to be positive for fiscal year 2006.

“We believe this business combination will provide significant benefits to the customers and shareholders of both companies by leveraging our respective technologies, RF design expertise, products and international manufacturing capabilities into a forceful presence in our diversified, global end markets,” said Robert Van Buskirk, president and chief executive officer of Sirenza. “PDI’s strong position in the broadband CATV infrastructure amplifier market and its broad portfolio of passive and active RF components will complement Sirenza’s product offerings and enhance our ability to provide high-performance, price competitive RF solutions to our customers. In addition, there are potential compelling synergies between our sales channels and global end-customer bases. We look forward to completing the acquisition and integrating PDI’s capabilities with our own to enhance Sirenza’s competitive strength and to build a larger, profitable company.”

(1)	Pro forma earnings exclude the effects of charges for amortization of acquisition-related intangible assets and compensation expense related to employee equity awards (including the effects of the Company’s adoption of SFAS123R), as well as charges related to purchase accounting for the transaction, the impact of which will be reflected in Sirenza’s financial statements beginning in the quarter in which the transaction closes and will not be determinable until that time.

“We are very excited about the proposed business combination with Sirenza and for the growth potential a stronger Sirenza represents for our customers and employees,” said Phillip Liao, founder and president of Premier Devices. “I am personally very enthused about leading PDI as a Sirenza company in 2006 and beyond and about joining the Sirenza Board of Directors when the acquisition is completed.”

Agreement Terms

Under the terms of the agreement, the shareholders of PDI will receive 7,000,000 shares of Sirenza common stock, $14 million in cash and a $6 million note maturing in 12 months. Based on the closing price of Sirenza’s stock on February 3, 2006, the aggregate value of this consideration as of the signing of the definitive agreement was approximately $72.1 million. Following the transaction, Sirenza expects to have approximately 45.7 million diluted shares outstanding with current Sirenza shareholders owning approximately 85% and former PDI sole shareholders, Phillip and Yeechin Liao, owning approximately 15% of the combined company’s shares. Upon the closing of this transaction, Mr. Phillip Liao will become president of Premier Devices, a Sirenza Company, and join the Sirenza Board of Directors. Banc of America Securities served as the exclusive financial advisor to Sirenza for the acquisition.

The definitive agreement with PDI follows Sirenza’s cash acquisition of ISG Broadband—a privately held, fabless developer of CATV RF amplifier modules, satellite radio antennas and ICs and digital TV RF components—in December 2004.

Teleconference and Webcast

Sirenza plans to hold a teleconference with investors today at 4:45 p.m. ET / 2:45 p.m MT to discuss the proposed acquisition of PDI and Sirenza’s current outlook for the first quarter and the combined company’s outlook for the full year 2006. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza’s website at www.sirenza.com. The teleconference webcast will be archived on this site until February 6, 2007, and a telephonic replay will be available at (800) 405-2236, conference ID number 11053282#, until February 13, 2006.

Premier Devices, Inc.

Headquartered in San Jose, CA, PDI designs, manufactures and markets a broad range of products including a family of amplifiers for CATV infrastructure applications and a broad range of RF components for wireless and other communication network applications. PDI also provides custom manufacturing and testing services through its microwave technical solutions business line. PDI has approximately 500 employees in design and manufacturing centers in San Jose, CA, Shanghai, China and Nuremberg, Germany, serving a diverse customer base of many of the world’s leading technology companies including Alcatel, C-Cor, Huawei, Motorola, RFS, Scientific Atlanta and ZTE.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with design centers throughout the U.S., Sirenza Microdevices designs and develops RF components for commercial communications, consumer, and aerospace and defense (A&D) equipment markets. Sirenza’s integrated circuit (IC) and multi-chip module (MCM) product lines include amplifiers, power amplifiers, transceivers, tuners, discrete devices, RF signal processing components, signal source components, government and military specified components, and antennae and receivers for satellite radio. Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI). Detailed product information may be found on Sirenza’s website at www.sirenza.com.

PDI Unaudited Results

Note that the financial results of PDI for 2005 stated in this press release are unaudited and subject to year-end audit adjustments.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events or results, including any statements regarding Sirenza’s expectation that it will acquire PDI or the timing of such acquisition, its expectation as to the ultimate value of the acquisition consideration to be paid, its expectation of $120-$125 million in combined company revenues in 2006, its expectations as to its ability to expand both the depth and breadth of its products, extend its design and manufacturing capabilities and continue its strategic mission to diversify and expand its end markets and applications, its expectations as to what the final audited results of operations for PDI’s full year 2005 will be, its expectations that the acquisition will be accretive to its second quarter and fiscal year 2006 earnings on a pro forma basis and that the combined company’s net cash flow from operations will be positive for fiscal year 2006, its expectations that the transaction will provide significant benefits to the customers and shareholders of both companies, complement Sirenza’s product offerings and enhance its ability to provide high-performance, price competitive RF solutions to its customers, enhance Sirenza’s competitive strength and create a larger, profitable company, and expectations regarding the number of Sirenza diluted shares outstanding or percentage ownership of any shareholder constituency as of the closing of the transaction. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include the potential for issues to arise that delay or prevent the closing of the transaction; changes in Sirenza’s stock price in any period; adjustments to PDI’s 2005 financial results that may result from the year-end audit process; the need to upgrade PDI’s private company finance and accounting infrastructure and internal controls for public company reporting and Sarbanes-Oxley Act compliance; high combined company customer concentration at Motorola, RFS Cellwave, Huawei and other large OEM customers; lower than expected demand for Sirenza’s or PDI’s products; lower than expected demand for RF components, broadband products (in particular broadband CATV infrastructure amplifiers), or satellite radio antennae products; possible delays by Sirenza’s or PDI’s customers in the implementation of next-generation equipment or the introduction of new products; Sirenza’s and PDI’s ability to successfully develop and release new products which meet customer demands; exertion of downward pressure on the pricing of Sirenza’s or PDI’s components; the potential for PDI, Sirenza or combined company product gross margins to fluctuate or be reduced due to the impact of the transaction or otherwise; risks related to PDI’s operations located in China and Germany or Sirenza’s lack of experience in managing foreign operations, foreign currency transactions and related tax planning and cash management; product quality, performance and reliability problems that may disrupt Sirenza’s or PDI’s business and harm its financial results; Sirenza’s lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in litigation, damages, lost sales or diversion of management’s attention; changes in the expected mix of sales of products between Sirenza’s business divisions and within those divisions; lower-margin sales, such as sales of satellite radio antennae products, MCM products, sales of certain PDI products or services and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza’s overall sales; Sirenza’s and PDI’s ability to successfully differentiate itself from competitors in its markets; Sirenza’s reliance on third parties for outsourced manufacturing, packaging and test services and supply; Sirenza’s ability to successfully complete financing transactions or this acquisition or to integrate the assets, personnel, operations and engineering teams and processes of PDI with Sirenza; Sirenza’s ability to realize expected synergies of this acquisition and the envisioned benefits to Sirenza; underutilization of Sirenza’s or PDI’s manufacturing facilities; and/or overall general economic or telecommunications market conditions, conditions in the commercial communications, consumer or A&D markets or any segment thereof. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza’s filings with the Securities and Exchange Commission (SEC), specifically, Sirenza’s Form 10-K filed in March 2005 and Form 10-Q filed in November 2005. Sirenza expressly disclaims any current intention to update its forward-looking statements or those of PDI, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners

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